Exhibit 10.1

EXECUTION VERSION

CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT

This CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 12, 2005, is entered into by and among Huntsman International LLC, a Delaware limited liability company (the “Borrower”), the undersigned financial institutions, including Deutsche Bank AG New York Branch, in their capacities as lenders hereunder (collectively, the “Lenders,” and each individually, a “Lender”), Deutsche Bank AG New York Branch, as Lead Arranger for the Additional Term B Dollar Loans, as Administrative Agent (“Administrative Agent”) and as Collateral Agent (“Collateral Agent”) for the Lenders, and Sole Book Manager.  Terms used herein and not otherwise defined herein shall have the same meanings as specified in the Credit Agreement (as defined below).

RECITALS:

A.            The Borrower, the Lenders, the Agents named therein and the Administrative Agent have heretofore entered into that certain Credit Agreement dated as of August 16, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.            The Borrower wishes, and the Lenders signatory hereto and Administrative Agent are willing, to amend the Credit Agreement to, among other things, consent to the Acquisition by the Borrower or one or more of its Wholly-Owned Subsidiaries of Huntsman Advanced Materials Holdings LLC, a Delaware limited liability company (“AdMat”) currently owned approximately 90% by Huntsman Corporation and approximately 10% by third parties, through one or more contributions and/or mergers and concurrently therewith to make Additional Term B Dollar Loans to the Borrower in an aggregate principal amount of $350,000,000 subject to the terms and conditions of this Agreement.

C.            This Amendment constitutes a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, in consideration of the recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1          Amendment of Credit Agreement.

The Credit Agreement is hereby amended as of the First Amendment Effective Date as follows:

(a)           New Defined Terms.  Section 1.1 of the Credit Agreement is amended by inserting the following new definitions in alphabetical order therein:

“Additional Term B Dollar Borrowing Date” has the meaning forth in Section 2.1(a)(i).

“Additional Term B Dollar Commitment” means as to any Lender the principal amount set forth opposite such Lender’s name on Schedule 1 to the First Amendment under the caption “Amount of Additional Term B Commitment”, as such commitment may be adjusted from time to time pursuant to this Agreement, and “Additional Term B Commitments” means such commitments collectively, which Additional Term B Commitments equal $350,000,000 on the First Amendment Effective Date.

“Additional Term B Dollar Loan” has the meaning set forth in Section 2.1(a)(i).

“AdMat” means Huntsman Advanced Materials Holdings LLC, a Delaware limited liability company.

“AdMat Acquisition” means the Acquisitions by the Borrower or one or more of its Wholly-Owned Subsidiaries of AdMat, or one or more Persons that directly or indirectly own 100% of the legal and beneficial interests in AdMat (including the assumption by the Borrower of AdMat’s existing $250,000,000 11% Senior Secured Notes due 2010 (the “AdMat Senior Notes”) and the incurrence of guarantees thereof by the Borrower and its Subsidiaries) and the redemption, repayment or defeasance of the AdMat Senior Notes on the First Amendment Effective Date, all with the proceeds of the Additional Term B Dollar Loans and up to $75,000,000 of cash on hand and pursuant to terms and documentation in form and substance acceptable to the Administrative Agent and the Required Lenders.

“First Amendment” means the Consent and First Amendment to Credit Agreement dated as of December 12, 2005 by and among the Borrower, the Lenders signatory thereto and the Administrative Agent.

“First Amendment Effective Date” has the meaning set forth in Section 3 of the First Amendment.

“Original Term B Loans” has the meaning assigned to that term in Section 2.1(a)(i).

(b)           European Cash Management Flexibility.  Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of “BVBA Intercompany Obligations” to read as follows:

“BVBA Intercompany Obligations” loans or advances made from time to time by Huntsman (Europe) BVBA (or, with the consent of the Administrative Agent following the execution of Foreign Intercompany Loan Security Documents substantially similar in substance to those currently granted by Huntsman (Europe) BVBA, any other Foreign Subsidiary approved in advance by the Administrative Agent) (each, a “Cash Coordination Entity”) to any Foreign Subsidiary or by any Foreign Subsidiary to the Cash Coordination Entity, in each case in connection with the customary day-to-day cash management requirements of such Foreign Subsidiaries and the coordination of such requirements by the Cash Coordination Entity.

(c)           Pro Forma Effect of AdMat Acquisition Included in Financial Covenant Calculations.

(A)          Section 1.1 of the Credit Agreement is further amended by amending and restating the last sentence of the definition of “Consolidated EBITDA” to read as follows:

For purposes of computing Consolidated EBITDA, (i) all components of Consolidated EBITDA for any such applicable period shall be computed without giving effect to any extraordinary gains or losses (in accordance with GAAP) for such period and (ii) the Consolidated EBITDA for the first, second and third Fiscal Quarters of 2005 shall be $478.9 million, $412.9 million and $314.3 million, respectively.

(B)           Section 1.1 of the Credit Agreement is further amended by amending and restating the last sentence of the definition of “Consolidated Cash Interest Expense” to read as follows:

For purposes of computing Consolidated Cash Interest Expense, the Consolidated Cash Interest Expense for the first, second and third Fiscal Quarters of 2005 shall be $104.8 million, $93.9 million and $94.4 million, respectively.

(C)           Section 1.2 of the Credit Agreement is amended by inserting a new clause (c) at the conclusion thereof to read as follows:

(c)           For purposes of computing the ratios in the financial covenants in Article IX as of the end of any Test Period, all components of such ratios for the applicable Test Period shall include or exclude, as the case may be, without duplication, such components of such ratios attributable to any business or assets that have been acquired or disposed of by the Borrower or any Subsidiary of the Borrower (including through mergers or consolidations) after the first day of such Test Period and prior to the end of such Test Period on a Pro Forma Basis as determined in good faith by the Borrower and certified to by a Responsible Officer of the Borrower to the Administrative Agent.

(d)           Collateral Agent.  Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of “Collateral Agent” in its entirety to read as follows:

“Collateral Agent” means Deutsche Bank AG New York Branch in its capacity as Collateral Agent under the Collateral Security Agreement, the Pledge Agreement or any other applicable Security Document, or any successor Collateral Agent.

(e)           Excess Cash Flow.  Section 1.1 of the Credit Agreement is further amended by deleting the amount “$800,000,000” contained in the definition of “Excess Cash Flow” therein and replacing such amount with “$850,000,000”.

(f)            Foreign Factoring Transactions.  Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of “Foreign Factoring Transactions” to read as follows:

“Foreign Factoring Transactions” means transactions (other than pursuant to any

Permitted Accounts Receivable Securitization) for the sale or discounting of (i) the Accounts Receivable of a Foreign Subsidiary not party to any Foreign Intercompany Loan Document, (ii) up to $15 million in any Fiscal Quarter of Accounts Receivable of, and/or letters of credit the beneficiary of which is, a Foreign Subsidiary party to any Foreign Intercompany Loan Document and/or (iii) letters of credit the beneficiary of which is a Foreign Subsidiary not party to any Foreign Intercompany Loan Document.

(g)           AdMat Foreign Intercompany Notes.  Section 1.1 of the Credit Agreement is amended by amending and restating the definition of “Foreign Intercompany Note” to read as follows:

“Foreign Intercompany Note” means any of:

(i)            any intercompany loan evidenced by any demand promissory note (or a promissory note payable on a date reasonably satisfactory to the Administrative Agent), substantially in the form of Exhibit 1.1(b) (or such other form as may be satisfactory to the Administrative Agent), issued by a Foreign Subsidiary and payable directly to UK Holdco 1 or to such other payee as may be satisfactory to the Administrative Agent;

(ii)           the BVBA Intercompany Obligations; or

(iii)          any intercompany loan evidenced by a promissory note (in substantially the same form as the existing pledged intercompany loans payable to Huntsman Finco, or in such other form as may be reasonably satisfactory to the Administrative Agent) issued (x) by Huntsman (Europe) BVBA, (y) by any other Foreign Subsidiary that is approved in advance by the Administrative Agent, and payable directly to Huntsman Finco or such other Domestic Subsidiary payee as may be satisfactory to the Administrative Agent (including, without limitation, the UK Petrochem Holdings Note), which intercompany note shall be pledged as Collateral to the Administrative Agent or (z) by any Foreign Subsidiary of AdMat or HLLC.

(h)           Insurance Subsidiary Change of Jurisdiction of Organization.  Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of “IRIC” to read as follows:

“IRIC” means International Risk Insurance Company, a Vermont corporation, and, after the merger referenced in Section 2 of the First Amendment, the surviving corporation in such merger.

(i)            Additional Term B Dollar Lenders.  Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of “Lenders” to read as follows:

“Lender” and “Lenders” have the respective meanings assigned to those terms in the introduction to this Agreement and shall include any Person that becomes a “Lender” as contemplated by the First Amendment, or in connection with the issuance of Additional Term Loans pursuant to Section 2.1(a)(ii).

(j)            Adjustment of Scheduled Repayments for Additional Term B Dollar

Loans.   Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of “Scheduled Term B Dollar Repayments” to read as follows:

“Scheduled Term B Dollar Repayments” means, with respect to the principal payments on the Term B Dollar Loans for each date set forth below, that percentage of the aggregate outstanding principal amount of Term B Dollar Loans (including Additional Term B Dollar Loans) on the Additional Term Loan Borrowing Date set forth opposite thereto:

Scheduled Term B Dollar Repayments

Date	Principal Payment

August 31, 2007	1% of the aggregate principal amount as of the Additional Term B Dollar Loan Borrowing Date

August 31, 2008	1% of the aggregate principal amount as of the Additional Term B Dollar Loan Borrowing Date

August 31, 2009	1% of the aggregate principal amount as of the Additional Term B Dollar Loan Borrowing Date

August 31, 2010	1% of the aggregate principal amount as of the Additional Term B Dollar Loan Borrowing Date

August 31, 2011	1% of the aggregate principal amount as of the Additional Term B Dollar Loan Borrowing Date

August 31, 2012	1% of the aggregate principal amount as of the Additional Term B Dollar Loan Borrowing Date

Term B Loan Maturity Date	100% of the aggregate principal amount of Term B Dollar Loans outstanding on the Term B Loan Maturity Date.

(k)           Additional Term B Dollar Loans.  Section 2.1(a)(i) of the Credit Agreement is amended by amending and restating such Section 2.1(a)(i) in its entirety to read as follows:

(a)           Term B Loan.  (i)  Each Lender which, prior to the First Amendment Effective Date, was a Term B Dollar Lender (each an “Original Term B Dollar Lender”) severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents to continue its Term B Dollar Loan (each such loan, an “Original Term B Dollar Loan” and collectively, the “Original Term B Dollar Loans”) on and after the First Amendment Effective Date as a loan.  Each Lender with an Additional Term B Commitment, severally and for itself alone, hereby agrees, on the terms and subject to the conditions set forth in the First Amendment and otherwise set forth herein and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a loan (each such loan, if made, an “Additional Term B Dollar Loan” and a “Term B Dollar Loan” and collectively the “Additional Term B Dollar Loans”) on the First Amendment Effective Date in a single advance to the Borrower in an aggregate principal amount equal to the Additional Term B Dollar Commitment of such Lender.  From and after the First Amendment Effective Date, the Original Term B Dollar Loans and the Additional Term B Dollar Loans shall be referred to individually as a “Term B Dollar Loan” and collectively as the “Term B Dollar Loans” and all references to Term B Dollar Loans herein shall be deemed to be references to either or both, as the context may require, of the Original Term B Dollar Loans or Additional Term B Dollar Loans.  Each Lender’s Additional Term B Dollar Commitment shall expire immediately and without further action after giving effect to the Additional Term B Dollar Loans made on the First Amendment Effective Date.  Subject to the terms and conditions hereof, each Term B Euro Lender agrees to make a loan in Euros (the “Term B Euro Loans” and, together with the Term B Dollar Loans, the “Term B Loans”) to the Borrower on the Closing Date in the aggregate principal amount of such Lender’s Term B Euro Commitment.  No amount of a Term B Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.  The Term B Dollar Loans shall be denominated in Dollars, shall be maintained as and/or converted into Base Rate Loans or Eurocurrency Loans or a combination thereof, provided, that all Term B Dollar Loans made by the Term B Dollar Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term B Dollar Loans of the same Type.  The Term B Euro Loans (1) shall be advanced to the Borrower pursuant to a single drawing, which shall be on the Closing Date, (2) shall be denominated in Euros, (3) shall initially be made as Eurocurrency Loans with an Interest Period of one month, provided, that all Term B Euro Loans made by the Term B Euro Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term B Euro Loans of the same Type.

(l)            Deletion of AdMat Accordion.  Section 2.1(a)(ii)(A) of the Credit Agreement is amended by replacing clause (1) thereof with “(1) intentionally omitted”.

(m)          Outstanding Letters of Credit of AdMat and Revisions to Letter of Credit Mechanics.

(A)          Section 2.9(a)(ii) of the Credit Agreement is amended by inserting the parenthetical clause “(other than Bank Guarantees)” immediately following the word “and” in the second line thereof.

(B)           Section 2.9(d) of the Credit Agreement is amended by amending and restating the first sentence thereof to read as follows:

In the event that (1) the Borrower shall fail to reimburse the applicable Facing Agent as provided in Section 2.9(c) in an amount equal to the amount of any drawing honored by the applicable Facing Agent under a Letter of Credit issued by it in accordance with the terms hereof or (2) any Bank Guarantee shall remain outstanding on the Revolver Termination Date, the applicable Facing Agent shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Revolving Lender, of the unreimbursed amount of such drawing or the amount of such Bank Guarantee, as applicable, and of such Lender’s respective participation therein.

(C)           Section 2.9(j) of the Credit Agreement is amended by amending and restating the first sentence of such Section to read as follows:

The letters of credit set forth under the caption “Letters of Credit outstanding on the Closing Date” on Schedule 2.9(j) were issued prior to the Closing Date pursuant to one of the Prior Credit Agreements and will remain outstanding as of the Closing Date and the letters of credit and bank guarantees set forth under the caption “Letters of Credit and Bank Guarantees outstanding on the First Amendment Effective Date” were issued pursuant to the credit facility of AdMat or otherwise issued by Facing Agent prior to the First Amendment Effective Date and will remain outstanding as of the First Amendment Effective Date (collectively, the “Outstanding Letters of Credit”).

(D)          The Credit Agreement is amended by amending and restating Schedule 2.9(j) attached thereto to read as set forth on Schedule 2.9(j) attached to the First Amendment.

(n)           Real Estate Collateral

(A)          Section 6.21(c) of the Credit Agreement is amended by inserting the clause “As of the First Amendment Effective Date,” at the beginning of the second sentence of such Section.

(B)           The Credit Agreement is amended by amending and restating Schedule 6.21(c) attached hereto to read as set forth on Schedule 6.21(c) attached to the First Amendment.

(o)           AdMat and HLLC Unsecured Foreign Intercompany Notes.  Section 7.13(b) of the Credit Agreement is amended by inserting the parenthetical phrase “(other than the Foreign Intercompany Notes described in clause (iii)(z) of the definition thereof)” immediately following the first reference to “Foreign Intercompany Loan Documents” in such Section.

(p)           Restricted Payments.  Section 8.4(b)(i) of the Credit Agreement is amended by amending and restating clause (i) thereof to read: “(i)          $150,000,000, plus”

(q)           AdMat Existing Investments.  The Credit Agreement is amended by amending and restating Schedule 8.7(b) to read as set forth on Schedule 8.7(b) hereto.

(r)            AdMat Intercompany Indebtedness.  Section 8.7(h) of the Credit Agreement is amended by amending and restating such Section 8.7(h) to read as follows:

(h)           (1)           the Borrower may make or maintain intercompany loans and advances to any of its Wholly-Owned Subsidiaries, (2) any Subsidiary of the Borrower may make or maintain intercompany loans and advances to the Borrower, (3) any Subsidiary of the Borrower (other than UK Holdco 2) may make or maintain intercompany loans and advances to any other Wholly-Owned Subsidiary of the Borrower and (4) AdMat or any Wholly-Owned Subsidiary of AdMat existing on the date that AdMat became a Subsidiary of Borrower may make or maintain intercompany loans and advances to AdMat or any other such existing Wholly-Owned Subsidiary of AdMat (collectively, “Intercompany Loans”), provided, that (x) each Intercompany Loan made by a Foreign Subsidiary or a non-Wholly-Owned Domestic Subsidiary, on the one hand, to the Borrower or a Wholly-Owned Domestic Subsidiary of the Borrower, on the other hand, shall contain the subordination provisions set forth on Exhibit 8.7(h), and (y) except provided in clause (4) above, each Intercompany Loan (other than pursuant to an Overdraft Facility) made to a Foreign Subsidiary shall be evidenced by an Intercompany Note;

(s)           Investments: AdMat Foreign Reorganization and Clarifying Language.   Section 8.7(i) of the Credit Agreement is amended by amending and restating such Section 8.7(i) to read as follows:

(i)            (i) the Borrower and its Subsidiaries may make Investments in the Capital Stock of Persons that are Foreign Subsidiaries and may capitalize or forgive any Indebtedness owed to them by a Foreign Subsidiary (treating such capitalization or forgiveness as an Investment for purposes of this clause (i)); provided, that the aggregate outstanding amount of such Investments pursuant to this subclause (i) (excluding Investments consisting solely of the contribution of the Capital Stock of a Foreign Subsidiary to a Foreign Subsidiary organized in a jurisdiction acceptable to Administrative Agent) shall not exceed an aggregate outstanding amount equal to the sum of $300,000,000 plus the aggregate amount contributed to Foreign Subsidiaries for Acquisitions permitted pursuant to Section 8.7(n), (ii) the Borrower and its Domestic Subsidiaries may make Investments in the Capital Stock of a Person that is a Domestic Subsidiary; provided, that the requirements of Section 7.11 are satisfied and (iii) Foreign Subsidiaries of the Borrower may make Investments in the Capital Stock of other Foreign Subsidiaries of the Borrower and may capitalize or forgive any Indebtedness (other than Indebtedness pledged by such Foreign Subsidiary pursuant to a Foreign Intercompany Security Document) owed to them by a Foreign Subsidiary (treating such capitalization or forgiveness as an Investment for purposes of this clause (iii));

(t)            Investments: AdMat Acquisition and Clarifying Language.  Section 8.7(n) of the Credit Agreement is amended by amending and restating clause (v) thereof to read as follows:

(v)           if such Acquisition (other than the AdMat Acquisition) either results in a new Foreign Subsidiary of the Borrower or is consummated by a Foreign Subsidiary of the Borrower, the aggregate Investment attributable to such Foreign Subsidiaries (such attributable Investment being deemed to equal (1) the book value of the property, plant and equipment of such Foreign Subsidiaries or assets acquired divided by the book value of all property, plant and equipment acquired multiplied by (2) the aggregate Investment in connection with such Acquisition), when added to the aggregate outstanding amount of all other Investments described in this clause (v) that are made after the Closing Date and that are attributable to such new Foreign Subsidiaries, does not exceed $200,000,000 in the aggregate;

(u)           Special Provisions in relation to Foreign Law Governed Capital Stock Pledges.  Article XII of the Credit Agreement is amended by inserting a new Section 12.21 at the conclusion thereof to read as follows:

12.21       Administrative Agent and Collateral Agent as Joint Creditors

Each of the Credit Parties and each Lender and Agent and the Collateral Agent agrees that each of the Administrative Agent and Collateral Agent shall be a joint and several creditor (in Dutch: hoofdelijk schuldeiser) (together with the relevant Lender or Agent) of the Obligations and Guaranteed Obligations owed to each Lender or Agent under or in connection with all Loan Documents and that accordingly each of the Administrative Agent and Collateral Agent will have its own independent right to demand payment and performance by the obligors of such obligations.  However, any discharge of a Credit Party of any such obligation to the Administrative Agent, Collateral Agent or any other relevant Lender, Agent or creditor referred to above, shall, to the same extent, discharge such Credit Party vis-à-vis the others in respect of such obligation, and a Lender, Agent and the Administrative Agent and Collateral Agent shall not by virtue of this Section be entitled to pursue a Credit Party concurrently for the same obligation.

SECTION 2          Consent of Lenders.  As of the First Amendment Effective Date, the Lenders hereby consent to (i) the AdMat Acquisition (and agree that the AdMat Acquisition shall be deemed an “Acquisition” as defined in the Credit Agreement for all purposes of the Credit Agreement), (ii) the merger of IRIC with and into a corporation organized under the laws of Utah, (iii) the subordination of the amounts payable pursuant to any Intercompany Notes payable by Huntsman Advanced Materials (Switzerland) Gmbh (“Huntsman Switzerland”) to any other Indebtedness of Huntsman Switzerland, provided that Huntsman Switzerland shall at no time suffer to exist Indebtedness of more than $10,000,000, other than Intercompany Loans and (iv) the absence for a period not to exceed forty-five (45) days following the First Amendment Effective Date of Intercompany Notes evidencing amounts payable to and by Vantico International S.a.r.l. and other Foreign Subsidiaries of AdMat in connection with the customary day-to-day cash management requirements of such Foreign Subsidiaries and the coordination of such requirements by Vantico International S.a.r.l.

SECTION 3          Conditions to Effectiveness of the Amendment.  The provisions of this Amendment shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 3 (the “First Amendment Effective Date”), with any documents delivered to Administrative Agent dated the First Amendment Effective Date unless otherwise noted:

3.1.         Proper Execution and Delivery of Amendment.  Borrower, the Administrative Agent, the Required Lenders and each Lender with an Additional Term B Dollar Commitment shall have duly executed and delivered to Administrative Agent this Amendment.

3.2.         Delivery of Credit Party Documents.

(a)           Notes.  The Borrower shall have duly executed and delivered to the Administrative Agent the Term B Dollar Notes payable to the order of each applicable Lender with an Additional Term B Dollar Commitment which has requested a Term B Dollar Note in the amount of their respective Additional Term B Dollar Commitments and all other Loan Documents shall have been duly executed and delivered by the appropriate Credit Party to the Administrative Agent, all of which shall be in full force and effect;

(b)           Collateral Security Agreement Supplement.  AdMat and each of its Domestic Subsidiaries shall have duly authorized, executed and delivered a Supplement to the Collateral Security Agreement in form and substance satisfactory to the Administrative Agent (as modified, supplemented or amended from time to time, the “Collateral Security Agreement Supplement”) and shall have delivered to Collateral Agent all the Pledged Securities and Pledged Intercompany Notes referred to therein then owned, if any, by such Credit Party, (y) endorsed in blank in the case of promissory notes constituting Pledged Securities referred to therein then owned, if any, by such Credit Party, and (z) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities and the other documents and instruments required to be delivered under the Collateral Security Agreement together with:

(i)            proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests purported to be created by the Joinder to the Collateral Security Agreement;

(ii)           certified copies of Requests for Information or Copies (Form UCC-7), or equivalent reports, listing all effective financing statements or similar notices that name AdMat or its Subsidiaries (by its actual name or any trade name, fictitious name or similar name), or any division or other operating unit thereof, as debtor and that are filed in the jurisdiction referred to in said clause (i), together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Administrative Agent shall have received satisfactory evidence of release);

(iii)          evidence of the completion (or arrangements acceptable to the Administrative Agent for the completion) of all other recordings and filings of, or with respect to, the Supplement to the Collateral Security Agreement and all other actions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests intended to be created by the Supplement to the Collateral Security Agreement or any other Security Document;

(iv)          such amendments, modifications or supplements to the Pledged Intercompany Notes as may be reasonably requested by the Administrative Agent, each such amendment, modification or supplement to be in a form reasonably satisfactory to the Administrative Agent; and

(v)           evidence that all other actions necessary, or in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests purported to be taken by the Joinder to the Collateral Security Agreement have been taken;

(c)           Pledge Agreement Supplement; Foreign Pledge Agreements.  (i) AdMat and each of its Domestic Subsidiaries shall have duly executed and delivered a Supplement to Pledge Agreement in the form of Exhibit A to the Pledge Agreement and (ii) AdMat or the applicable Subsidiary Guarantors shall have duly executed and delivered foreign law governed charges over shares in form and substance satisfactory to the Administrative Agent in respect of 65% of the shares of each material first-tier Foreign Subsidiary of AdMat after giving effect to the AdMat Acquisition and shall have delivered original stock certificates evidencing all shares pledged pursuant to such agreements together with stock powers executed in blank or shall have entered into a post-closing agreement acceptable to the Administrative Agent providing for the execution and delivery of such documents referenced in clause (ii) hereof;

(d)           Subsidiary Guaranty Agreement Supplement.  AdMat and each of its Domestic Subsidiaries shall have duly executed and delivered a Supplement to Subsidiary Guaranty substantially in the form of Exhibit A to the Subsidiary Guaranty;

(e)           Reaffirmation of Gurarantees and Security Documents.  The Borrower and each of its Subsidiaries (prior to giving effect to the AdMat Acquisition) shall have duly executed and delivered a reaffirmation of their obligations under the existing Guarantees and Security Documents substantially in the form of Exhibit 3.2(e);

(f)            New Mortgages; Mortgage Policies; Surveys.  The Administrative Agent shall have received:

(i)            fully executed counterparts of mortgages or deeds of trust, all in form and substance satisfactory to the Administrative Agent (the “New Mortgages”), which New Mortgages shall cover each parcel of real estate or leasehold interest of AdMat or any of its Domestic Subsidiaries with a fair market value of $10,000,000 or more, together with a recording instruction letter from Vinson & Elkins L.L.P., addressed to and accepted by the relevant title insurance company under which such title insurance company accepts delivery of executed counterparts of the applicable New Mortgage to be promptly delivered to the appropriate recorder’s office for recording in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, to create a valid and enforceable first priority lien (subject to Permitted Real Property Encumbrances) on the applicable Mortgaged Property, subject only to Permitted Liens, in favor of Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Parties;

(ii)           mortgagee title insurance policies issued by title insurance companies satisfactory to the Administrative Agent (the “Mortgage Policies”) with respect to the Mortgaged Properties in amounts satisfactory to the Administrative Agent assuring the Administrative Agent that the Mortgages with respect to such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects, encumbrances and other Liens except Permitted Liens, and the Mortgage Policies shall be in form and substance satisfactory to the Administrative Agent and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Administrative Agent in its discretion may request, shall not include an exception for mechanics’ liens, and shall provide for affirmative insurance and such reinsurance as the Administrative Agent in its discretion may request; and

(iii)          to the extent requested by the Administrative Agent, a survey, in form and substance satisfactory to the Administrative Agent, of each Mortgaged Property dated a recent date acceptable to the Administrative Agent, certified by a licensed professional surveyor satisfactory to the Administrative Agent, provided, however, in the event that any survey delivered pursuant to this provision is dated on a date which is more than six (6) months prior to the Closing Date, such survey shall be acceptable so long as such survey otherwise complies with the ALTA/ACSM standards required by the Administrative Agent, and the owner and/or lessee of the Mortgaged Property delivers a “no change survey affidavit” in a form which is acceptable to the title insurance company issuing the Mortgage Policy and the title insurance company will delete any general survey exception in such Mortgage Policy;

(g)           Perfection Certificates.  AdMat and each of its Domestic Subsidiaries shall have delivered to the Administrative Agent true and correct copies of Perfection Certificates in the form of Exhibit 5.1(f) to the Credit Agreement, each of which shall be in full force and effect and in form and substance satisfactory to the Administrative Agent as of the Closing Date;

(h)           Termination of Prior Credit Agreement.  On the First Amendment Effective Date, the total commitments under that certain Credit Agreement among AdMat, certain subsidiaries from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and the Lenders party thereto dated as of June 30, 2003 (as amended) shall have been terminated, all loans thereunder shall have been repaid in full, together with interest thereon, and all other amounts owing pursuant to such agreement shall have been repaid in full and such agreement shall have been terminated on terms and conditions satisfactory to the Administrative Agent and the Required Lenders and be of no further force or effect and the creditors thereunder shall have terminated or released all security interests and Liens on the assets owned by AdMat and its Subsidiaries in a manner satisfactory to the Administrative Agent, it being understood and agreed that for all purposes under this Agreement, such repayment shall be deemed to occur simultaneously with the effectiveness of this Agreement;

(i)            Redemption of AdMat Second Priority Notes.  The Administrative Agent shall have received satisfactory evidence of the redemption, repurchase or defeasance of 100% of the issued and outstanding 11% Senior Secured Notes due 2010 issued by AdMat and 100% of the issued and outstanding Senior Secured Floating Rate Notes due 2008 issued by AdMat and all terms and conditions of such redemption shall be satisfactory to the Administrative Agent and the Required Lenders, and the trustees under the indentures governing such notes shall have terminated or released all security interests and Liens on the assets owned by AdMat and its Subsidiaries in a manner satisfactory to the Administrative Agent, it being understood and agreed that for all purposes under the Credit Agreement, such redemption shall be deemed to occur simultaneously with the effectiveness of this Amendment;

(j)            Corporate Proceedings.  The Administrative Agent shall have received from the Borrower and AdMat and each of its Domestic Subsidiaries a certificate, dated the First Amendment Effective Date, signed by a Responsible Officer of such Person, and attested to by the secretary or any assistant secretary, or equivalent officer, or any manager (in the case of a limited liability company) of such Person with appropriate insertions, together with copies of such Person’s Organizational Documents and the consents of the members of such Person referred to in such certificate and all of the foregoing (including each such Organizational Document and consent) shall be satisfactory to the Administrative Agent; and

(i)            All corporate and/or limited liability company and legal proceedings and all instruments and agreements to be executed by each such Credit Party in connection with the transactions contemplated by this Agreement and the Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate and/or limited liability company proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities;

(ii)           The ownership and capital structure (including without limitation, the terms of any capital stock, options, warrants or other securities issued by Borrower or any of its Subsidiaries) of AdMat and its Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;

(k)           Incumbency.  The Administrative Agent shall have received a certificate of the secretary or assistant secretary, or equivalent officer, or any manager (in the case of a limited liability company) of the Borrower and AdMat and each of its Subsidiaries, dated the First Amendment Effective Date, as to the incumbency, effective as of the First Amendment Effective Date, and signature of the officers of each such Person executing any document (in form and substance satisfactory to the Administrative Agent) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Person, together with evidence of the incumbency of such secretary, assistant secretary, or equivalent officer or any manager (in the case of a limited liability company);

(l)            Approvals.  All necessary governmental (domestic and foreign) and third party approvals in connection with this Agreement and the transactions contemplated hereby and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of this Amendment or the transactions contemplated hereby and otherwise referred to herein except for those approvals of non-Governmental Authorities under contracts which are not material and which are not required to be delivered at the closing thereof.  Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of this Amendment, the AdMat Acquisition or the transactions contemplated hereby, or the making of the Loans or the issuance of Letters of Credit;

(m)          Litigation.  No litigation by any entity (private or governmental) shall be pending or, to the best knowledge of the Borrower, threatened with respect to this Amendment, the AdMat Acquisition, any other Loan Document or any documentation executed in connection herewith or the transactions contemplated hereby, or which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect;

(n)           Public Notes.  The Borrower shall have delivered to the Administrative Agent certified copies of all material documents executed in connection with the AdMat Acquisition pursuant to any Public Note Documents, including any certificates and legal opinions relating thereto, each in form and substance acceptable to the Administrative Agent;

(o)           AdMat Acquisition.  The AdMat Acquisition shall have been consummated in accordance with documentation in form and substance satisfactory to the Administrative Agent (the “Acquisition Documents”) and applicable law.  The Administrative Agent shall have received copies of the material Acquisition Documents certified by a secretary or assistant secretary of the Borrower and all certificates and other documents delivered thereunder.  The Administrative Agent shall be reasonably satisfied with the material terms and conditions of the AdMat Acquisition;

(p)           Pro Forma Balance Sheet.  The Administrative Agent shall have received a pro forma balance sheet giving effect to the Amendment and the AdMat Acquisition in form and substance satisfactory to the Administrative Agent and the Required Lenders;

(q)           Opinions of Counsel.  The Administrative Agent shall have received from (i) Vinson & Elkins L.L.P., special counsel to the Borrower, an opinion addressed to the Administrative Agent and each of the Lenders and dated the First Amendment Effective Date, which shall be in substantially the form of Exhibit 3.2(q)(i), and (ii) local counsel to the Borrower (in the United States and in such foreign jurisdictions as the Administrative Agent may reasonably request), an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, in form and substance satisfactory to the Administrative Agent, covering the perfection of the security interests granted pursuant to certain of the Security Documents executed in connection with this Amendment;

(r)            Fees.  The Borrower shall have paid to the Agents and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agents and the Lenders to the extent then due;

(s)           Solvency.  The Administrative Agent shall have received a solvency certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Responsible Officer on behalf of the Borrower with respect to the solvency of the Borrower;

(t)            Tax Sharing Agreement.  The Administrative Agent shall have received a certified copy of the fully executed Tax Sharing Agreement;

(u)           Environmental Report.  The Administrative Agent shall have received access to copies of the most recent environmental risk assessment reports in the possession of the Borrower or its Subsidiaries or performed at the request of the Borrower or its Subsidiaries for any current and former facilities of AdMat or its Subsidiaries;

(v)           Insurance.  The Administrative Agent shall be satisfied with the insurance coverage in effect on the Closing Date pertaining to the assets of AdMat and its Subsidiaries, and shall have received evidence satisfactory to it that the Administrative Agent shall have been named as a loss payee, mortgagee and additional insured on all such policies of insurance, as appropriate;

(w)          Officer’s Certificate.  The Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of the Borrower, dated the Closing Date and in form and substance satisfactory to the Administrative Agent;

(x)            Existing Indebtedness.  After giving effect to this Amendment and the other transactions contemplated hereby, Borrower and its Subsidiaries shall not have any Indebtedness outstanding except for the Loans, the Public Notes and other Indebtedness permitted by Section 8.2;

(y)           Other Matters.  All corporate and other proceedings taken in connection with this Agreement at or prior to the date of this Amendment, and all documents incident thereto will be reasonably satisfactory in form and substance to the Administrative Agent; and the Administrative Agent shall have received such other instruments and documents as the Administrative Agent shall reasonably request in connection with the execution of this Agreement, and all such instruments and documents shall be reasonably satisfactory in form and substance to the Administrative Agent.

3.3.         Representations and Warranties; Default; Officer’s Certificate.  After giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement shall be true and correct, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, and no Event of Default or Unmatured Event of Default shall have occurred or be continuing and Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of Borrower, dated the First Amendment Effective Date stating that, after giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement are true and correct as of the date of the certificate, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, that no Event of Default or Unmatured Event of Default has occurred and is continuing, and that the conditions of this Section 3 hereof have been fully satisfied or waived.

3.4.         Fees.  Borrower shall have paid to Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to Administrative Agent and the Lenders to the extent then due, including, without limitation, pursuant to Section 5 of this Amendment and any fee letter executed by the Borrower in favor of the Administrative Agent in connection with the First Amendment.

3.5.         Corporate Proceedings.  All corporate and legal proceedings and all instruments and agreements in connection with the execution and delivery of this Amendment shall be satisfactory in form and substance to Administrative Agent and the Required Lenders and Administrative Agent and all Lenders shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or certificates, if any, which Administrative Agent or such Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities.

Each Lender and the Administrative Agent hereby agrees that by its execution and delivery of its signature page hereto, such Person approves of and consents to each of the matters set forth in Section 3 which must be approved by, or which must be satisfactory to, the Required Lenders or such Person, as the case may be; provided that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, the Required Lenders, Administrative Agent or Borrower shall have delivered a copy of such agreement or document to such Person if so requested on or prior to the First Amendment Effective Date.

SECTION 4          References to and Effect on the Credit Agreement.  On and after the date hereof each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Credit Agreement, as the case may be, in the Loan Documents and all other documents (the “Ancillary Documents”) delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

Except as specifically amended above, the Credit Agreement, and the other Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or Administrative Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

SECTION 5          Costs and Expenses.  Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Amendment and all other documents furnished pursuant hereto or in connection herewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn LLP, special counsel to Administrative

Agent and any local counsel retained by Administrative Agent relative thereto or the reasonable allocated costs of staff counsel as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by Administrative Agent in connection with the administration of this Amendment.

SECTION 6          Miscellaneous.

6.1.         Execution in Counterparts.  This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.  Delivery of an executed signature page to this Amendment by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

6.2.         Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE.

6.3.         Headings.  Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

6.4.         Integration.  This Amendment, the other agreements and documents executed and delivered pursuant to this Amendment and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

6.5.         Binding Effect.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns.  Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Administrative Agent and the Lenders and their respective successors and permitted assigns.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

HUNTSMAN INTERNATIONAL LLC

By:	/s/ Sean Douglas
Name:	Sean Douglas
Title:	Vice President and Treasurer

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

By:	/s/ Susan LeFevre
Name:	Susan LeFevre
Title:	Director

Signature Page to Huntsman International LLC

First Amendment to Credit Agreement and Consent